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                                 EXHIBIT 10.6(d)

                      Amendment effective February 6, 1998,

                    amending the Form of Employment Agreement

                    between the Registrant and Michael Rubin,

                       dated February 8, 1990, as amended.

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                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

                  WHEREAS, Michael Rubin (the "Executive") and Hudson General Corporation, a Delaware corporation (the "Company"), entered into an Employment Agreement as of February 8, 1990, as amended as of January 23, 1996 (the "Agreement"); and

                  WHEREAS, the Executive and the Company wish to amend the Agreement in certain respects;

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Executive and the Company agree that the Agreement shall be amended, effective as of February 6, 1998, as set forth herein.

                  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Agreement.

                  1. The second paragraph of the preamble of the Agreement is hereby amended in its entirety to read as follows:

                           The Executive is presently employed as President of the Company.

                  2. Section 10(b) of the Agreement is hereby amended and restated to read as follows:

                  (b) For purposes of this Section 10, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (such event, a "50% Event"); or (B) during any period of two consecutive years (not including any period prior to the original execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than (i) any director designated by a person who has entered into an agreement

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         with the Company to effect a transaction described in clauses (A) or
         (C) of this Subsection and (ii) any director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets. Notwithstanding the foregoing, the occurrence of a 50% Event shall not, of itself, constitute a change in control of the Company for purposes of the preceding sentence if, within 30 days after the occurrence of such 50% Event, such "person's" beneficial ownership of securities of the Company decreases to less than 50% of the combined voting power of the Company's then outstanding securities; provided, however, if the Executive's employment is terminated by the Company without Cause while the 50% Event continues in effect during such 30-day period, the foregoing provisions of this sentence shall be null and void and of no effect, and the determination of whether a change in control has occurred shall be made without reference to the foregoing provisions of this sentence.

                  3. Section 12 of the Agreement is hereby amended and restated to read as follows:

                           12. Severance Agreement. The Company and the
         Executive are parties to an agreement dated June 3, 1986, as amended from time to time, relating to the Executive's employment in the event of a "change in control" of the Company (the "Severance Agreement"). Upon the occurrence of a "change in control" (as defined in the Severance Agreement) that occurs during the Employment Term, this Agreement shall immediately terminate and be of no further force or effect, and all rights and obligations of the Company and the Executive with respect to the Executive's employment by the Company shall be governed by the terms of the Severance Agreement. During the Employment Term, the Company shall not terminate or permit to expire the Severance Agreement. Notwithstanding any other provision hereof, nothing in this
         Section 12 shall adversely affect the rights of the Executive hereunder if the Employment Term has ended prior to such "change in control".


                  Except as amended hereby, the Agreement shall remain in full force and effect.


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                  IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company, and Executive has executed this Amendment, on this ____ day of ________, 1998, effective as of February 6, 1998.


                                            HUDSON GENERAL CORPORATION

                                            By:
                                               ---------------------------------
                                               Name:          Jay B. Langner
                                               Title:         Chief Executive
                                                              Officer


                                               ---------------------------------
                                               Michael Rubin


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